UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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WSI Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
OWNERSHIP OF VOTING SECURITIES BY PRINCIPAL HOLDERS AND MANAGEMENT
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
EXECUTIVE OFFICERS
DIRECTOR AND EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED PERSONAL TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
APPOINTMENT OF INDEPENDENT AUDITORS
RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
OTHER BUSINESS

WSI INDUSTRIES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
January 8, 2009
     Notice is hereby given that the Annual Meeting of Shareholders of WSI Industries, Inc. will be held at its offices at 213 Chelsea Road, Monticello, Minnesota 55362, on Thursday, January 8, 2009, at 9:00 a.m., local time, for the following purposes:
1.	To elect five directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.

2.	To ratify the appointment of Schechter Dokken Kanter Andrews & Selcer Ltd. as independent public accountants for the fiscal year ending August 30, 2009.
     The Board of Directors has fixed the close of business on November 10, 2008, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.
By Order of the Board of Directors
Michael J. Pudil,
Chairman, President and Chief Executive Officer
Minneapolis, Minnesota
December 3, 2008
     TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF SHAREHOLDERS, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE. THIS PROXY IS SOLICITED ON BEHALF OF WSI INDUSTRIES.

WSI INDUSTRIES, INC.

PROXY STATEMENT

Solicitation of Proxies
     This proxy statement is furnished to the shareholders of WSI Industries, Inc. (“we” or “us” or “WSI Industries”) in connection with the solicitation of proxies by our Board of Directors to be voted at the Annual Meeting of Shareholders to be held on January 8, 2009, or any adjournment or adjournments thereof. Our offices are located at 213 Chelsea Road, Monticello, Minnesota 55362 and our telephone number is (763) 295-9202. The mailing of this proxy statement to our shareholders commenced on or about December 3, 2008.
Cost and Method of Solicitation
     The cost of this solicitation will be borne by WSI Industries. In addition to solicitation by mail, our officers, directors and employees may solicit proxies by telephone, facsimile or in person. We may also request banks and brokers to solicit their customers who have a beneficial interest in our common stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. We may retain an outside firm to solicit proxies on our behalf.
Voting
     We currently have only one class of securities, common stock, of which 2,858,715 shares were issued and outstanding and entitled to vote at the close of business on November 10, 2008. Only shareholders of record at the close of business on November 10, 2008 will be entitled to vote at the Annual Meeting.
     Each share is entitled to one vote and shareholders have cumulative voting rights in connection with the election of directors in the event any shareholder gives written notice of intent to cumulate votes to any officer of WSI Industries before the Annual Meeting or to the presiding officer at the Annual Meeting. A shareholder may cumulate votes for the election of directors by multiplying the number of votes to which the shareholder may be entitled by five (the number of directors to be elected) and casting all such votes for one nominee or distributing them among any two or more nominees. In the event that there is cumulative voting, the proxies shall have the authority and discretion to vote the shares cumulatively for any nominee or nominees for whom authority to vote has not been withheld and to cast the votes in their discretion among any nominee(s) for whom authority to vote has not been withheld.
     All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy as promptly as possible (or follow instructions to grant a proxy to vote by means of telephone) in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.
     If you sign and return the proxy card on time, the individuals named on the proxy card will vote your shares as you have directed. If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee and “FOR” each other proposal.
Quorum and Vote Requirements
     Under Minnesota law, a quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present.
     Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting of Shareholders. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If you vote “ABSTAIN” on any proposal, it has the same effect as a vote against the proposal.
     A director nominee will be elected if approved by the affirmative vote of the holders of a plurality of the voting power of the shares present, in person or by proxy, and entitled to vote for the election of directors. You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director. You may vote “FOR,” “AGAINST” or “ABSTAIN” on any other proposal.
     Proposal 2: Appointment of Independent Auditors generally must be approved by the affirmative vote of the holders of a greater of: (a) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum.
     So far as our management is aware, no matters other than those described in this proxy statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.
Revoking a Proxy
     Any proxy may be revoked at any time before it is voted by written notice to the Secretary of WSI Industries, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting.
     All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting and any adjournment(s) or postponement(s) thereof. Our principal offices are located at 213 Chelsea Road, Monticello, Minnesota 55362, and our telephone number is (763) 295-9202.

Annual Meeting and Special Meetings; Bylaw Amendments
     This 2009 Annual Meeting of Shareholders is a regular meeting of our shareholders and has been called by our Board of Directors in accordance with our bylaws. Under our bylaws, special meetings of our shareholders may be held at any time and for any purpose and may be called by our secretary, by a majority of the Board or by shareholders as provided by law. Minnesota law permits a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote on the matters to be presented to the meeting to call a special meeting, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or affect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote. The business transacted at a special meeting is limited to the purposes as stated in the notice of the meeting. For business to be properly brought before a regular meeting of shareholders, a written notice containing the required information must be timely submitted. For more information, please review our bylaws and the section of this proxy statement entitled “Shareholder Proposals for 2010 Annual Meeting.”
     Our bylaws may be amended or altered by a vote of the majority of the whole Board at any meeting. The authority of the Board is subject to the power of our shareholders, exercisable in the manner provided by Minnesota law, to adopt or amend, repeal bylaws adopted, amended, or repealed by the Board. Additionally, the Board may not make or alter any bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the Board may adopt or amend any bylaw to increase their number.

OWNERSHIP OF VOTING SECURITIES BY PRINCIPAL HOLDERS AND MANAGEMENT
     The following table includes information as of November 10, 2008, concerning the beneficial ownership of our common stock by (i) shareholders known to us to hold more than five percent of our common stock, (ii) each of our directors and director nominees, (iii) each Named Executive Officer and (iv) all of our current officers and directors as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held. The business address of each person is 213 Chelsea Road, Monticello, Minnesota 55362.

Name and Address		Percent
of Beneficial Owner	Amount (1)	Of Class (2)
Paul Baszucki (3)(4)	11,250	*

Thomas C. Bender (3)(4)	2,000	*

Eugene J. Mora (3)(4)	10,500	*

Burton F. Myers II (3)(4)	2,000	*

Michael J. Pudil (3)(4)(5)	56,642	1.9%

Paul D. Sheely (5)	27,560	0.9%

All Current Officers and Directors as a Group (6 persons)	109,952	3.8%

*	Less than one percent.

(1)	Includes the following number of shares that may be purchased within sixty days of November 10, 2008 pursuant to outstanding stock options: Mr. Baszucki, 6,500 shares; Mr. Bender, 2,000 shares; Mr. Mora, 2,000 shares; Mr. Myers, 2,000 shares; Mr. Pudil, 20,000 shares; Mr. Sheely, 12,500 shares; and all current officers and directors as a group, 45,000 shares.

(2)	Shares of common stock subject to options that are currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding the options for computing such person’s percentage, but are not treated as outstanding for computing the percentage of any other person.

(3)	Serves as a director of WSI Industries.

(4)	Nominee for election to the Board of Directors.

(5)	Named Executive Officer.

PROPOSAL 1:
ELECTION OF DIRECTORS
     Five directors will be elected at the 2009 Annual Meeting to serve until the next Annual Meeting of Shareholders or until their respective successors are elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Governance/Nominating Committee has nominated, and the Board of Directors has ratified the nomination of, five persons named below. All nominees are currently directors of WSI Industries.
     It is anticipated that proxies will be voted for such nominees, and the Board of Directors has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director if elected. In the event that any nominee named below is unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute or additional nominees as the Board of Directors may propose.
Information Regarding Nominees
     The names and ages of the nominees, their principal occupations and other information is set forth below, based upon information furnished to us by the nominees.

	Principal Occupation	Director
Name and Age	and Other Directorships	Since
Paul Baszucki (68)	Retired Chairman of Norstan, Inc., Minnetonka, Minnesota (communications technology); Director of G&K Services, Inc.	1988

Thomas C. Bender (62)	From 1997 to 2008, President and Chief Executive Officer of Cretex Companies, Inc., a diversified manufacturing holding company, and now retired; From 1984 to 1997, positions of increasing responsibility within Cretex Companies, Inc.	2008

Eugene J. Mora (73)	Private Investor; Director of Pridestaff, Inc.; Prior to October 1996, President, Chief Executive Officer and Director of Amserv Healthcare Inc., LaJolla, California.	1985

Burton F. Myers II (54)	President of Franklin Capital Partners, Inc., a company providing advisory services in connection with acquisition and divestiture transactions, which he founded in 1993; In 1994, President of Craft Industries, Inc.; From 1984 to 1994, principal and President of Franklin Investments, Inc., which acquired privately-held companies.	2008

Michael J. Pudil (60)	President and Chief Executive Officer of WSI Industries; Chairman of the Board of Directors; Prior to November 1993, Vice President and General Manager of Remmele Engineering, Inc., St. Paul, Minnesota (contract machining).	1993
The Board of Directors Recommends a Vote FOR
Each of the Nominees for Director.

CORPORATE GOVERNANCE
Board and Nominee Independence
     The Board of Directors undertook a review of director independence in October 2008 as to all of the five directors then serving. As part of that process, the Board reviewed all transactions and relationships between each director (or any member of his or her immediate family) and WSI Industries, our executive officers and our auditors, and other matters bearing on the independence of directors. As a result of this review, the Board affirmatively determined that all of the directors, except Mr. Pudil, are independent as defined by the Nasdaq Marketplace Rules. Mr. Pudil is not independent under the Nasdaq Marketplace Rules because he is employed by WSI Industries and he serves as our Chief Executive Officer.
Committees of the Board of Directors and Committee Independence
     The Board of Directors has established a Governance/Nominating Committee, a Compensation Committee and an Audit Committee. The composition and function of these committees are set forth below.
     Compensation Committee. The Compensation Committee operates under a written charter and reviews and approves the compensation and other terms of employment of our President and Chief Executive Officer and our other senior management. Among its other duties, the Compensation Committee oversees our stock-based compensation plans for executive officers, recommends Board compensation, and reviews and makes recommendations on succession plans for the Chief Executive Officer. The Compensation Committee annually reviews the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance. The current members of the Compensation Committee are Messrs. Paul Baszucki (chair), Thomas C. Bender and Burton F. Myers II. During fiscal year 2008, the Compensation Committee met two times.
     The charter of the Compensation Committee requires that the Committee consist of no fewer than two members, each of whom must be “independent” according to the Nasdaq Marketplace Rules and a non-employee director under Rule 16b-3 of the Securities Exchange Act of 1934 (the “1934 Act”). Each member of our Compensation Committee meets these requirements. A copy of the current charter of the Compensation Committee is available by following the link to the “Investor Relations” section of our website at www.wsci.com.
     Governance/Nominating Committee. We formed a Governance/Nominating Committee in June 2004. The Governance/Nominating Committee operates under a written charter, a copy of which is available by following the link to the “Investor Relations” section of our website at www.wsci.com. The Governance/Nominating Committee is charged with the responsibility of identifying, evaluating and approving qualified candidates to serve as directors, ensuring that our Board and governance policies are appropriately structured, reviewing and recommending changes to our governance guidelines, and overseeing Board and Committee evaluations. The current members of the Governance/Nominating Committee are Messrs. Paul Baszucki, Thomas C. Bender, Eugene J. Mora, and Burton F. Myers II. During fiscal year 2008, the Governance/Nominating Committee met one time.
     The charter of the Governance/Nominating Committee requires that this committee consist of no fewer than two Board members who satisfy the “independence” requirements of the Nasdaq Marketplace Rules. Each member of the Governance/Nominating Committee meets these requirements.

     Audit Committee. The Audit Committee assists the Board by reviewing the integrity of our financial reporting processes and controls; the qualifications, independence and performance of the independent auditors; and compliance by us with certain legal and regulatory requirements. The Audit Committee has the sole authority to retain, compensate, oversee and terminate the independent auditors. The Audit Committee reviews our annual audited financial statements, quarterly financial statements and filings with the Securities and Exchange Commission. The Audit Committee reviews reports on various matters, including our critical accounting policies, significant changes in our selection or application of accounting principles and our internal control processes. The Audit Committee also pre-approves all audit and non-audit services performed by the independent auditor.
     The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available by following the link to the “Investor Relations” section of our website at www.wsci.com. The Audit Committee presently consists of Messrs. Eugene J. Mora (chair), Paul Baszucki and Thomas C. Bender. During fiscal year 2008, the Audit Committee met four times.
     The Board of Directors has determined that all members of the Audit Committee are “independent” directors under the rules of the Nasdaq Stock Market and the Securities and Exchange Commission. The Board of Directors has reviewed the education, experience and other qualifications of each of the members of its Audit Committee. While the Board of Directors has determined that no one person serving on the Audit Committee meets the Securities and Exchange Commission definition of an “audit committee financial expert,” the Board of Directors believes that the members comprising the Audit Committee have the requisite attributes and abilities to allow them collectively to fulfill their duties as Audit Committee members. A report of the Audit Committee is set forth below.
Director Nominations
     The Governance/Nominating Committee will consider candidates for Board membership suggested by its members, other Board members, as well as management and shareholders. Shareholders who wish to recommend a prospective nominee should follow the procedures set forth in Article II, Section 5 of our Amended and Restated Bylaws as described in the section of this proxy statement entitled “Shareholder Proposals for Nominees.”
     Criteria for Nomination to the Board. The Governance/Nominating Committee is responsible for identifying, evaluating and approving qualified candidates for nomination as directors. The Committee has not adopted minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors, as the Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of WSI Industries and the Board of Directors. The Governance/Nominating Committee evaluates each prospective nominee against the following standards and qualifications:
•	Background, including high personal and professional ethics and integrity; and the ability to exercise good business judgment and enhance the Board’s ability to manage and direct our affairs and business;

•	Commitment, including the willingness to devote adequate time to the work of the Board and its committees, and the ability to represent the interests of all shareholders and not a particular interest group;

•	Board skills needs, in the context of the existing makeup of the Board, and the candidate’s qualification as independent and qualification to serve on Board committees;

•	Diversity, in terms of knowledge, experience, skills, expertise, and other demographics which contribute to the Board’s diversity; and Business experience, which should reflect a broad experience at the policy-making level in business, government and/or education.
     The Committee also considers such other relevant factors as it deems appropriate. The Governance/Nominating Committee will consider persons recommended by the shareholders in the same manner as other nominees.
     Process for Identifying and Evaluating Nominees. The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and, if the Governance/Nominating Committee deems appropriate, a third-party search firm. The Governance/Nominating Committee evaluates these candidates by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references. One or more Committee members will interview the prospective nominees in person or by telephone. After completing the evaluation, the Committee makes a recommendation to the full Board of the nominees to be presented for the approval of the shareholders or for election to fill a vacancy.
     Board Nominees for the 2009 Annual Meeting. The Governance/Nominating Committee selected the nominees for this 2009 Annual Meeting in October 2008. In selecting Mr. Mora as a nominee, the Governance/Nominating Committee determined that, because of his valuable contributions as a Board member, it is in the best interests of WSI Industries and our shareholders to waive the provisions of the Board’s policy relating to the 70 year old maximum age of nominees. All of the nominees for election at this 2009 Annual Meeting served as directors during fiscal year 2008 and were elected by shareholders at the 2008 Annual Meeting. We have not engaged a third-party search firm to assist us in identifying potential director candidates, but the Governance/Nominating Committee may choose to do so in the future.
     Shareholder Proposals for Nominees. The Governance/Nominating Committee will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Governance/Nominating Committee c/o the Secretary of WSI Industries and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the 1934 Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the nomination will be made, and (c) the class and number of shares of the corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the nomination will be made. As to each person the shareholder proposes to nominate, the written notice must also state: (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person and (c) the class and number of shares of the corporation’s capital stock beneficially owned by the person. To be considered, the written notice must be submitted in the time frames described in our Amended and Restated Bylaws and under the caption “Shareholder Proposals for 2010 Annual Meeting” below.
Board Attendance at Meetings
     The Board of Directors met four times during fiscal year 2008. Each nominee who served as a director in fiscal year 2008 attended at least 75% or more of the meetings of the Board of Directors and any committee on which he served.

     We do not have a formal policy on attendance at meetings of our shareholders. However, we encourage all Board members to attend shareholder meetings that are held in conjunction with a meeting of the Board of Directors. All members of the Board of Directors attended the 2008 Annual Meeting of Shareholders.
Communications with Directors
     Shareholders may communicate with the Board as a group, the chair of any committee of the Board of Directors or any individual director by sending an e-mail to lead.director@wsci.com or by directing the communication in care of Lead Director, at the address set forth on the front page of this proxy statement.
Code of Ethics
     On October 29, 2003, we adopted a Code of Ethics & Business Conduct that applies to all directors and employees, including our principal executive officer and principal financial officer, or persons performing similar functions. The Code of Ethics & Business Conduct is an exhibit to the our Annual Report on Form 10-K for the year ended August 28, 2004 filed with the Securities and Exchange Commission and available at www.sec.gov.

REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
     The Audit Committee of the Board of Directors is currently comprised of Messrs. Mora, Baszucki and Bender. In accordance with its Charter, the Audit Committee reviewed and discussed the audited financial statements with management and Schechter Dokken Kanter Andrews & Selcer Ltd., our independent accountants. The discussions with Schechter Dokken Kanter Andrews & Selcer Ltd. also included the matters required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.
     Schechter Dokken Kanter Andrews & Selcer Ltd. provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Schechter Dokken Kanter Andrews & Selcer Ltd.
     Based on the discussions with management and Schechter Dokken Kanter Andrews & Selcer Ltd., the Audit Committee’s review of the representations of management and the report of Schechter Dokken Kanter Andrews & Selcer Ltd., the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended August 31, 2008 filed with the Securities and Exchange Commission.
SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS:

Eugene J. Mora	Paul Baszucki	Thomas C. Bender
(Chair)
     The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the 1933 Act or the 1934 Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

EXECUTIVE OFFICERS
     Set forth below is biographical and other information on our executive officers. Information about Michael J. Pudil, our President and Chief Executive Officer, may be found under the heading “Nominees for Election to the Board of Directors” at Proposal 1: Election of Directors.

Paul D. Sheely (49)	Vice President, Treasurer, and Secretary. Mr. Sheely joined WSI Industries in September 1998 as Vice President of Finance. From 1996 to 1998 he served as Chief Financial Officer of Graseby Medical, Inc., a medical device manufacturer of volumetric infusion pumps.
DIRECTOR AND EXECUTIVE COMPENSATION
Explanation of Compensation
     The following discussion and analysis describes our compensation objectives and policies as applied to the persons serving as our directors or executive officers during our fiscal year 2008.
     Messrs. Paul Baszucki, Eugene J. Mora, and Michael J. Pudil served as our directors during all of fiscal year 2008. Messrs. Melvin L. Katten and George J. Martin did not stand for re-election at the 2008 Annual Meeting of Shareholders and therefore, served as directors during the portion of the 2008 fiscal year from August 27, 2007 to January9, 2008, the date of the 2008 Annual Meeting. Messrs. Thomas C. Bender Burton F. Myers II were elected at the 2008 Annual Meeting of Shareholders and therefore, served during the portion of the 2008 fiscal year from January9, 2008 to August 31, 2008.
     For 2008, Michael J. Pudil served as our Chief Executive Officer and Paul D. Sheely served as our Chief Financial Officer. Messrs. Pudil and Sheely are referred to in this proxy statement as the Named Executive Officers.
     This explanation section is intended to provide a framework for understanding the actual compensation awarded to or earned by the directors and each Named Executive Officer during 2008, as reported in the compensation tables and accompanying narrative sections of this proxy statement.
     For the Named Executive Officers, annual compensation consists of base salary, a cash bonus based on achievement of goals determined by the Compensation Committee, performance based equity compensation, and long-term equity compensation. For the directors, annual compensation consists of annual retainer, meeting fees and long-term equity compensation. Mr. Pudil, who is both a director and a Named Executive Officer, receives no compensation for his service as a Board member.
     Overview of the Compensation Process
     The responsibility of the Compensation Committee is to review and approve the compensation and other terms of employment of our Chief Executive Officer and our other executive officers. Among its other duties, the Compensation Committee oversees all significant aspects of our compensation plans and benefit programs, including succession plans for executive officers other than the Chief Executive Officer. The Board of Directors is responsible for, and regularly reviews, the succession plan for our Chief Executive Officer. The Compensation Committee annually reviews and approves corporate goals and objectives for the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance in light of those goals and objectives. The Compensation Committee also recommends to the Board the compensation and benefits for directors. The Compensation Committee has also been appointed by the Board of Directors to administer our 2005 Stock Plan (the “2005 Plan”).
     In carrying out its duties, the Compensation Committee participates in the design and implementation and ultimately reviews and approves specific compensation programs. On October 23, 2007, the Compensation Committee adopted and the Board of Directors approved the 2008 Executive Bonus Program (the “2008 Executive Bonus Program”) for executive officers and other members of management. The Compensation Committee also approved the bonus that may be earned by executive officers under the 2008 Executive Bonus Program, as a percentage of the executive officer’s salary, at the threshold, target and maximum levels. On October 23, 2007, the Compensation Committee also approved grants of performance based restricted stock under the 2008 Executive Bonus Program as part of the design of that program.
     Use of Compensation Consultant and Role of Management
     Under the Compensation Committee’s charter, the Compensation Committee has the authority to retain, at our expense, such independent counsel or other advisers as it deems necessary to carry out its responsibilities. In October 2007, the Compensation Committee engaged a compensation consultant, Wamser & Associates, to assist in the design of compensation programs for fiscal year 2008 for both directors and executive officers. The compensation consultant prepared a director compensation study to assist the Compensation Committee in evaluating the competitiveness of the elements of director compensation (cash, equity and retirement benefits) and also prepared an analysis to assist the Compensation Committee in assessing the market competitiveness of compensation of executive officers. In addition, the Compensation Committee reviewed surveys, reports and other market data against which it measured the competitiveness of our compensation programs for fiscal year 2008.
     In determining compensation for Named Executive Officers other than the Chief Executive Officer, the Compensation Committee solicits input from the Chief Executive Officer regarding the duties, responsibilities and performance of the other executive officer and the results of performance reviews. The Chief Executive Officer also recommends to the Compensation Committee the base salary for all Named Executive Officers, the awards under the cash incentive compensation program, and the awards under the long-term equity program. The Chief Executive Officer also recommended to the Compensation Committee the financial performance goals under the 2008 Executive Bonus Program. From time to time, the Named Executive Officers are invited to attend meetings of the Compensation Committee. No Named Executive Officer attends any executive session of the Compensation Committee or is present during deliberations or determination of such Named Executive Officer’s compensation.
     2008 Compensation for Directors
     During fiscal year 2008, the Compensation Committee recommended changes in the cash compensation of directors. The changes were to increase the annual retainer to the chairs of the Audit Committee and the Compensation Committee in recognition of the increased responsibilities of these roles with recent changes in rules applicable to public companies like WSI Industries.
     Under the 2005 Plan, each non-employee member of the Board of Directors will receive at the time of election or re-election to the Board by the shareholders an option to purchase 2,000 shares of our common stock at a purchase price equal to the fair market value of the common stock on the date of such election or reelection. Additionally, the Board of Directors approved a discretionary grant of options to purchase 2,000 shares of our common stock to each of Thomas C. Bender and Burton F. Myers II upon their election as directors at the Annual Meeting of Shareholders held on January 9, 2008. On January 9,

2008, we also eliminated the director retirement program for all board members elected on or after January 9, 2008 (other than those serving as a board member prior to January 9, 2008).
     2008 Compensation for Named Executive Officers
          Base Salaries
     On January 9, 2008, the Board of Directors approved recommendations of the Compensation Committee with respect to the base salaries of the Named Executive Officers. Effective January 1, 2008, the base salary for Michael J. Pudil, our Chief Executive Officer, and Paul Sheely, our Chief Financial Officer, was set at $233,810 and $131,840, respectively. For the Named Executive Officers, the base salaries for 2008 represent a 3% increase as compared to the prior year.
     In determining the base salary increase, the Compensation Committee reviewed and discussed historical salary data for the Named Executive Officers, as well as the total cash compensation the Named Executive Officers may earn from the executive bonus program. The Compensation Committee also received data, analysis and advice regarding salary practices at comparable companies from the compensation consultant engaged for fiscal year 2008. Changes in base salary amounts have historically been determined at the beginning of the calendar year.
          Design of 2008 Executive Bonus Programs
     For 2008, cash and equity incentive compensation was available to the Named Executive Officers through the 2008 Executive Bonus Program. On October 23, 2007, the Compensation Committee recommended, and the Board of Directors approved the 2008 Executive Bonus Program for the Named Executive Officers.
     Under the 2008 Executive Bonus Program, the Named Executive Officers were eligible for a cash bonus depending upon the our fiscal year 2008 performance against goals established by the Compensation Committee relating to return on assets. Return on assets (“ROA”) is defined as pretax income before incentive compensation divided by average tangible assets. The Compensation Committee set threshold, target and maximum goals for fiscal year 2008 relating to ROA. If the threshold level was not met, the executive officers would not earn any bonus under the 2008 Executive Bonus Program.
     Under the 2008 Executive Bonus Program, Michael Pudil, our Chief Executive Officer was eligible for a bonus of 30%, 60% and 80% of his salary at the threshold, target and maximum levels of ROA, respectively. Paul Sheely, our Chief Financial Officer, was eligible for a bonus of 25%, 50% and 70% of his salary at the threshold, target and maximum levels of ROA, respectively. If we achieved a level of ROA that fell between the levels established by the Compensation Committee, the executive officer’s bonus would be prorated.
     All bonuses at the threshold and target levels and between the threshold and target levels will be paid out in cash. If we achieved ROA in excess of the target level and up to the maximum level, the executive officer’s bonus will be paid out in cash up to the target level amount and for the bonus in excess of the target level amount, the bonus will be paid by lapse of restrictions on shares of performance based restricted stock granted by the Compensation Committee on October 23, 2007.
     Grants of performance based restricted stock to the Named Executive Officers under the 2008 Executive Bonus Program represented the maximum number of shares that could be earned under the 2008 Executive Bonus Program. The number of shares of performance based restricted stock granted to Messrs. Pudil and Sheely was 6,570 and 3,704 shares, respectively. The shares of performance based restricted stock may not be transferred unless and until the restrictions lapse upon achievement of ROA in excess of the target level and up to the maximum level. The holder of the performance based restricted stock is entitled to vote and receive dividends and exercise all other rights with respect to the shares. The number of shares as to which restrictions would lapse would be based on the cash equivalent of bonus earned by the executive officer divided by the per share price of our common stock on the date of grant of the performance based restricted stock, which was $6.91 per share. Any shares of performance based restricted stock as to which restrictions do not lapse will be forfeited.
     The Compensation Committee maintained the same ROA goal in 2008 as compared to 2007, with a minimum goal of 10% and a maximum goal of 15% of ROA, as defined. The Compensation Committee intended these goals to be challenging such that financial performance consistent with 2007 will result in the lowest amount of bonus under the 2008 Executive Bonus Program, while above average or exceptional performance as compared to 2007 would be required before any significant bonus would be earned by the Named Executive Officers under the 2008 Executive Bonus Program.
     On October 7, 2009, the Compensation Committee reviewed our ROA for fiscal year 2008 and approved awards under the 2008 Executive Bonus Program. For fiscal year 2008, WSI Industries’ performance exceeded the target goal relating to ROA, but was short of the maximum goal.
     Performance for 2008 resulted in a cash bonus to Mr. Pudil and Mr. Sheely of 60% and 50%, respectively, of base salary and of lapse of performance restrictions on 71% of the performance based restricted stock granted on October 23, 2007. Therefore, Mr. Pudil earned a cash bonus of $138,872 and restrictions were released on 4,691 of the 6,570 shares of performance based restricted stock granted to Mr. Pudil, with the remaining 1,879 shares forfeited. Under the 2008 Executive Bonus Program, Mr. Sheely earned a cash bonus of $65,255 and restrictions were released on 2,645 of the 3,704 shares of performance based restricted stock granted to Mr. Sheely, with the remaining 1,059 shares forfeited.
          Long-Term Equity Compensation
     The Compensation Committee provides long-term equity compensation to the Named Executive Officers through annual, discretionary grants under a shareholder-approved equity compensation plan, such as the 2005 Stock Plan (the “2005 Plan”).
     On January 9, 2008, the Board of Directors approved recommendations of the Compensation Committee with respect to the grant of non-qualified stock options with tandem stock appreciation rights and restricted stock awards to the Named Executive Officers. Mr. Pudil was granted 10,000 shares of restricted stock and an option with stock appreciation rights to purchase 15,000 shares of stock. Mr. Sheely was granted 2,500 shares of restricted stock and an option with stock appreciation rights to purchase 7,500 shares of stock. These awards were made under the 2005 Plan.
     The shares of restricted stock are restricted for a period of three years and during such restriction period, the shares of restricted stock may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered or disposed of and also are subject to the risk of forfeiture. The restrictions and risk of forfeiture will lapse as to one-third of the restricted shares on each of the first three anniversaries of the date of grant. Cash dividends paid prior to a lapse of restrictions on the restricted stock will be reinvested in additional shares of restricted stock except that all restrictions on such reinvested shares of restricted stock will lapse on the first date after such reinvested restricted shares are issued that restrictions on any restricted shares lapse.

     The stock options have an exercise price of the fair market value of our common stock on the date of grant, vest on the 6 month, 18 month, and 30 month anniversaries of the date of grant, have a term of ten years and in other respects are subject to the terms and conditions of the 2005 Plan. The stock appreciation rights were granted for an identical number of shares in tandem with the options such that the stock appreciation rights will expire on exercise of the option and visa versa. The stock appreciation rights, if exercised, will be settled in shares of our common stock.
     In determining the number of shares of restricted stock and shares underlying stock options, the Compensation Committee considered the overall value of the awards, as well as the allocation of the value between the two types of awards.
     While the Compensation Committee has historically granted stock options to executive officers, the Compensation Committee determined to also grant restricted stock to the Named Executive Officers in fiscal year 2007 and 2008. The Compensation Committee believes that awards of restricted stock result in less dilution to existing shareholders. For the same reason, the Compensation Committee has granted stock appreciation rights with options since February 2007.
Employment Agreements and Post-Termination Compensation
     On November 4, 1993, we entered into an employment agreement with Mr. Pudil to serve as our President and Chief Executive Officer. The agreement was last amended January 9, 1997. As amended, the employment agreement provides for, among other things, continued salary and benefits for eighteen months if Mr. Pudil’s employment is terminated without good cause. If Mr. Pudil were terminated without good cause at the end of fiscal year 2008, he would receive $365,000 in salary continuance and in the value of continued benefits.
     On January 11, 2001, we entered into employment (change of control) agreements with Messrs. Pudil and Sheely. These agreements were amended on November 1, 2002 to modify the term. As amended, the agreements provide for a payment of approximately one and one-half times average respective annual compensation of these executive officers if the change of control is approved by the Board of Directors, and approximately three times average annual compensation if the change of control is not approved by the Board of Directors.
     In general, a “change of control” would include a change resulting from the acquisition of 50% or more of our outstanding voting stock by any person, a change in the current members of the Board of Directors or their successors elected or nominated by such members whereby they cease to be a majority of the Board of Directors, or WSI Industries disposing of 75% or more of its assets, other than to an entity owned 50% or greater by WSI Industries or any of its subsidiaries.
     The agreements with the executive officers continue in effect until January 11, 2005, with automatic renewals for successive one-year periods thereafter unless we notify the executive of termination of the agreement at least sixty days prior to the end of the initial term or any renewal term. However, if a change in control occurs during the term or renewal term of the agreement, the agreement will continue in effect for a period of 24 months and for 12 months from the date of the occurrence of the change in control, for Mr. Pudil and Mr. Sheely, respectively.
     If a change of control which was not approved by the Board of Directors had occurred at the end of fiscal year 2008 and the executives’ employment was terminated without cause or by the executive for good reason, the executive officers would have received the approximate payment indicated pursuant to the employment agreements: Mr. Pudil, $944,700 and Mr. Sheely, $562,000.

     The calculation above also does not reflect the value of acceleration of vesting of stock options, lapse of restrictions on restricted stock, or lapse of restrictions on performance based restricted stock that would be received by a Named Executive Officer if a change of control had occurred at the end of fiscal year 2008. Under the 2005 Plan, unless the stock option agreement provides otherwise, any stock option granted under the 2005 Plan will be exercisable in full, without regard to any installment exercise provisions, for a period specified us, but not to exceed 60 days, prior to the occurrence of any of the following events: (i) dissolution or liquidation of WSI Industries, other than in conjunction with a bankruptcy or any similar occurrence; (ii) any merger, consolidation, acquisition, separation, reorganization or similar occurrence where we will not be the surviving entity; or (iii) the transfer of substantially all of our assets, or 75% or more of the outstanding our stock. Additionally, the form of agreement evidencing the restricted stock and performance based restricted stock granted under the 2005 Plan provides that all restrictions with respect to any restricted shares will lapse on the date determined by the committee (as defined in the 2005 Plan) prior to, but in no event more 60 days prior to, the occurrence of any of same events.
Summary Compensation Table
     The following table shows information concerning compensation earned for services in all capacities during the fiscal year for (i) Michael J. Pudil, who served as our Chief Executive Officer in 2008 and (ii) Paul D. Sheely, who served as our Chief Financial Officer in 2008 (together referred to as our “Named Executive Officers”). Other than a Chief Executive Officer and Chief Financial Officer, we have not appointed any other executive officers.

					Non-
					Equity
					Incentive	All
			Stock	Option	Plan	Other
		Salary	Awards	Awards	Compensation	Compensation
Name and Position	Year	($)	($)(1)	($)(1)	($)(2)	($)(3)	Total ($)
Michael J. Pudil	2008	$235,792	$17,406	$36,509	$138,872	$9,365	$437,944
Chief Executive Officer	2007	223,654	2,887	8,073	111,827	9,014	355,455

Paul D. Sheely	2008	$132,957	$5,819	$18,254	$65,255	$7,878	$230,163
Chief Financial Officer	2007	128,000	1,443	4,037	64,000	6,644	204,124

(1)	Values expressed represent the actual compensation cost recognized by our company during fiscal 2008 for equity awards granted in 2008 and prior years as determined pursuant to Statement of Financial Accounting Standards No. 123, Share-Based Payment (“SFAS 123R”) utilizing the assumptions discussed in Note 5, “Stock Based Compensation,” in the notes to financial statements included in our Annual Report on Form 10-K for the year ended August 31, 2008.

(2)	Represents bonuses paid to the named Executive Officers under our 2008 Executive Bonus Plan, which are reported for the year in which the related services were performed.

(3)	Represents matching contributions by WSI Industries under our 401(k) Plan.

Outstanding Equity Awards at Fiscal Year-End
     The following table sets forth certain information concerning equity awards outstanding to the Named Executive Officers at August 31, 2008.

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
								Incentive	Market or
			Equity					Plan	Payout
			Incentive					Awards:	Value of
			Plan				Market	Number of	Unearned
			Awards:			Number of	Value of	Unearned	Shares,
	Number of	Number of	Number of			Shares or	Shares or	Shares,	Units or
	Securities	Securities	Securities			Units of	Units of	Units or	Other
	Underlying	Underlying	Underlying			Stock That	Stock That	Other	Rights
	Unexercised	Unexercised	Unexercised	Option	Option	Have Not	Have Not	Rights	That Have
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Vested	Vested	That Have	Not Vested
Name	Exercisable	Unexercisable (1)	Options (#)	Price ($)	Date (2)	(#)(1)	($)(1)	Not Vested (#)(1)(2)	($)(1)(2)
Michael J. Pudil	10,000	—	—	$3.44	1/04/2016	—	—	—	—
Michael J. Pudil	5,000	5,000	—	$3.47	2/23/2017	—	—	—	—
Michael J. Pudil	5,000	10,000	—	$5.39	1/08/2008	—	—	—	—
Michael J. Pudil	—	—	—	—	—	3,361	$26,014	—	—
Michael J. Pudil	—	—	—	—	—	—	—	6,697	$51,835
Michael J. Pudil	—	—	—	—	—	10,129	$78,398	—	—
Paul D. Sheely	5,000	—	—	$3.44	1/04/2016	—	—	—	—
Paul D. Sheely	5,000	2,500	—	$3.47	2/23/2017	—	—	—	—
Paul D. Sheely	2,500	5,000	—	$5.39	1/08/2018	—	—	—	—
Paul D. Sheely	—	—	—	—	—	1,680	$ _13,003	—	—
Paul D. Sheely	—	—	—	—	—	—	—	3,774	$29,211
Paul D. Sheely	—	—	—	—	—	2,532	$19,598	—	—

(1)	Includes shares distributed as a dividend with respect to the restricted stock.

(2)	Includes 1,879 shares of performance based restricted stock held by Mr. Pudil and 1,059 shares of performance based restricted stock held by Mr. Sheely that were outstanding at August 31, 2008 but that were forfeit on October 7, 2008 pursuant to the terms of the agreement covering these awards.
     All options referred to above vest as to one-third of the shares six months from the date of grant, one-third of the shares eighteen months from date of grant and one-third of the shares thirty months from the date of grant. The expiration date of each option is the ten-year anniversary of the date of grant of such option. On February 23, 2007, the Board of Directors granted stock appreciation rights for an identical number of shares in tandem with all outstanding stock options. The stock appreciation rights will expire on exercise of the stock option and visa versa. The stock appreciation rights, if exercised, will be settled in shares of our common stock.

     The shares of restricted stock are restricted for a period of three years and during such restriction period, the shares of restricted stock may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered or disposed of and also are subject to the risk of forfeiture. The restrictions and risk of forfeiture will lapse as to one-third of the restricted shares on each of the first three anniversaries of the date of grant. Cash dividends paid prior to a lapse of restrictions on the restricted stock will be reinvested in additional shares of restricted stock except that all restrictions on such reinvested shares of restricted stock will lapse on the first date after such reinvested restricted shares are issued that restrictions on any restricted shares lapse.
     Grants of performance based restricted stock were made to the Named Executive Officers under the 2008 Executive Bonus Program and represented the maximum number of shares that could be earned under the 2008 Executive Bonus Program. The shares of performance based restricted stock may not be transferred unless and until the restrictions lapse upon achievement of ROA in excess of the target level and up to the maximum level. The holder of the performance based restricted stock is entitled to vote and receive dividends and exercise all other rights with respect to the shares. The number of shares as to which restrictions would lapse would be based on the cash equivalent of bonus earned by the executive officer divided by the per share price of our common stock on the date of grant of the performance based restricted stock, which was $6.91 per share. Any shares of performance based restricted stock as to which restrictions do not lapse will be forfeited.
DIRECTOR COMPENSATION
     Directors who are not employees of WSI Industries (currently all directors except Mr. Pudil) earned an annual retainer of $10,000 for service in fiscal year 2008. Each non-employee director is paid a fee of $500 for each meeting of the Board of Directors or any committee attended, except that no payments are made for committee meetings that immediately precede or follow a Board meeting. Beginning January 9, 2008, the chairs of the Compensation Committee and Audit Committee will receive an additional $1,000 annual retainer.
     Under the 2005 Stock Plan, each non-employee member of the Board of Directors will receive at the time of election or re-election to the Board by the shareholders an option to purchase 2,000 shares of our common stock at a purchase price equal to the fair market value of the common stock on the date of such election or reelection. The term of each director option will be five years, unless the director leaves the Board, in which event the option expires within 30 days of leaving the Board. Each director option will be exercisable in installments of 25% beginning six months after the date of grant, and 25% on each of the three subsequent anniversaries of the date of grant. Additionally, the Board of Directors approved a discretionary grant of options to purchase 2,000 shares of our common stock to each of Thomas C. Bender and Burton F. Myers II upon their election as directors at the Annual Meeting of Shareholders held on January 9, 2008.
     We established a retirement program in 1982 for directors not covered by any of our other retirement plans that provides for the payment of an annual benefit equal to the annual retainer paid to directors during the full fiscal year preceding retirement. The retirement benefit, which is payable to directors who have served five years or more, commences at the time the director retires if age 65 or older, or at age 65 if the director ceases to serve as a director prior to age 65. The retirement benefit is subject to proportionate reduction if the director has served us less than 15 years. Benefits are payable during the lifetime of the retired director, but not exceeding 10 years. Each non-employee director is eligible to participate in the plan. No director serving in fiscal year 2008 received any benefits from the director retirement program in fiscal year 2008 and one former director received benefits under this program in fiscal year 2008.

     On January 9, 2008, we eliminated the director retirement program for all board members elected on or after January 9, 2008 (other than those serving as a board member prior to January 9, 2008).
     The following table shows for fiscal year 2008, the cash and other compensation paid to each of our Board members:

	Fees Earned/Paid	Option Awards	Total
Name of Director	In Cash ($)(1)(3)	($) (2)	Compensation
George J. Martin	$11,000	$1,629	$12,629
Paul Baszucki	17,500	3,090	20,590
Melvin L. Katten	11,000	1,629	12,629
Eugene J. Mora	18,000	3,090	21,090
Thomas C. Bender	6,500	2,922	9,422
Burton F. Myers II	6,500	2,922	9,422

(1)	Represents cash retainer and meeting fees paid in fiscal year 2008 as described above.

(2)	Values expressed represent the actual compensation cost recognized by our company during fiscal 2008 for equity awards granted in 2008 and prior years as determined pursuant to SFAS 123R utilizing the assumptions discussed in Note 5, “Stock Based Compensation,” in the notes to financial statements included in our Annual Report on Form 10-K for the year ended August 31, 2008.

The aggregate number of stock options outstanding at August 31, 2008 held by directors then serving was: Mr. Bender, 4,000 shares; Mr. Baszucki, 8,000 shares; Mr. Myers, 4,000 shares; and Mr. Mora, 3,500 shares.

(3)	During fiscal 2008, the Company changed the timing of its payments to Board members from yearly in arrears to quarterly in arrears.

CERTAIN RELATIONSHIPS AND RELATED PERSONAL TRANSACTIONS
     Since the beginning of fiscal year 2008, we have not entered into any transaction and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years and in which any related person had or will have a direct or indirect material interest.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. These insiders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.
     To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended August 31, 2008 all Section 16(a) filing requirements applicable to its insiders were complied with.
PROPOSAL 2:
APPOINTMENT OF INDEPENDENT AUDITORS
     The Audit Committee has reappointed Schechter Dokken Kanter Andrews & Selcer Ltd. (“SDK”) as our independent registered public accountants for fiscal year ended August 30, 2009. Although shareholder approval is not required, the Board of Directors has determined to request shareholder ratification of the appointment or reappointment of independent registered public accountants.
     The Board of Directors recommends that the shareholders vote “FOR” the proposal to approve the reappointment of SDK, and the properly signed proxy will be so voted unless a contrary vote is indicated. In the event the shareholders do not approve the reappointment of SDK, the Audit Committee will make another appointment to be effective at the earliest possible time.
     Approval of Proposal 2: Appointment of SDK requires the affirmative vote of the holders of a greater of: (a) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on Proposal 2 or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum.
The Board of Directors Recommends a Vote FOR
Ratification of Schechter Dokken Kanter Andrews & Selcer Ltd.
as Independent Public Accountants.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
     Schechter Dokken Kanter Andrews & Selcer Ltd., independent registered public accountants, served as our independent registered public accountants for the fiscal year ended August 31, 2008. Our Audit Committee has selected SDK to serve as our auditors for the fiscal year ended August 30, 2009 and has asked our shareholders to ratify such appointment.
     Representatives of SDK will be in attendance at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so. In addition, representatives will be available to respond to appropriate questions.
Accountant Fees and Services
     The following is an explanation of the fees billed to us by SDK for professional services rendered for the fiscal years ended August 31, 2008 and August 26, 2007, which totaled $60,395 and $60,081, respectively.
     Audit Fees. The aggregate fees billed to us for professional services related to the audit of our annual financial statements, review of financial statements included in our Forms 10-QSB, or other services normally provided by SDK in connection with statutory and regulatory filings or engagements for the fiscal years ended August 31, 2008 and August 26, 2007 totaled $51,750 and $49,685, respectively.
     Tax Fees. The aggregate fees billed to us by SDK for professional services related to tax compliance, tax advice, and tax planning, including federal, state and local income tax matters, for the fiscal years ended August 31, 2008 and August 26, 2007 totaled $8,645 and $10,396, respectively.
     All Other Fees. There were no fees billed to us by SDK for the fiscal years ended August 31, 2008 and August 26, 2007, other than those described above.
Audit Committee Pre-Approval Procedures
     We have adopted pre-approval policies and procedures for the Audit Committee that require the Audit Committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors, except that the Audit Committee may delegate the authority to pre-approve any engagement or service less than $5,000 to one of its members, but requires that the member report such pre-approval at the next full Audit Committee meeting. The Audit Committee may not delegate its pre-approval authority for any services rendered by our independent auditors relating to internal controls. These pre-approval policies and procedures prohibit delegation of the Audit Committee’s responsibilities to our management. Under the policies and procedures, the Audit Committee may pre-approve specifically described categories of services which are expected to be conducted over the subsequent twelve months on its own volition, or upon application by management or the independent auditor.
     All of the services described above for fiscal year 2008 were pre-approved by the Audit Committee or a member of the committee before SDK was engaged to render the services.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
     The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The WSI Industries, Inc. 2010 Annual Meeting of Shareholders is expected to be held on or about January 4, 2010 and proxy materials in connection with that meeting are expected to be mailed on or about December 1, 2009. Shareholder proposals prepared in accordance with the Commission’s proxy rules must be received at our corporate office on or before August 3, 2009, in order to be considered for inclusion in the Board of Directors’ proxy statement and proxy card for the 2010 Annual Meeting of Shareholders. Any such proposals must be in writing and signed by the shareholder.
     Pursuant to our Amended and Restated Bylaws, in order for any other proposal to be properly brought before the next annual meeting by a shareholder, including a nominee for director to be considered at such annual meeting, the shareholder must give written notice of such shareholder’s intent to bring a matter before the annual meeting, or nominate the director, in a timely manner. To be timely under our Amended and Restated Bylaws, the notice must be given by such shareholder to the Secretary of WSI Industries not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting. Each such notice must set forth certain information with respect to the shareholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail above under “Director Nominations” and in our Amended and Restated Bylaws. In addition, if we receive notice of a shareholder proposal less than 45 days before the date on which we first mailed our materials for the prior year’s annual meeting, such proposal also will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors for our 2009 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.
OTHER BUSINESS
     The WSI Industries Board of Directors knows of no matters other than the foregoing to be brought before the Annual Meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.
     Our Annual Report to Shareholders for the fiscal year ended August 31, 2008 is being mailed to shareholders with this proxy statement. Shareholders may receive without charge a copy of the our Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: WSI Industries, Inc., 213 Chelsea Road, Monticello, MN 55362, Attention: Paul D. Sheely, or by calling us at (763) 295-9202.
By Order of the Board of Directors
Michael J. Pudil,
Chairman, President and Chief Executive Officer

WSI INDUSTRIES, INC.
ANNUAL MEETING OF SHAREHOLDERS
Thursday, January 8, 2009
9:00 a.m.

WSI Industries, Inc. 213 Chelsea Road, Monticello, MN 55362	proxy

WSI INDUSTRIES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON JANUARY 8, 2009.
The undersigned hereby appoints Michael J. Pudil, as attorney and proxy (with full power to act alone and with the power of substitution and revocation), to represent the undersigned at the Annual Meeting of Shareholders to be held at 9:00 a.m., local time, on January 8, 2009, and at any adjournment(s) or postponement(s) thereof, and to vote, as designated below, all shares of common stock of WSI Industries, Inc. of record in the name of the undersigned at the close of business on November 10, 2008, hereby revoking all former proxies.
Continued and to be signed on the reverse side

▼Please detach here▼

1.	ELECTION OF DIRECTORS:	01 Paul Baszucki 02 Thomas C. Bender 03 Burton F. Myers II	04 Eugene J. Mora 05 Michael J. Pudil

☐	Vote FOR all nominees (EXCEPT AS MARKED)	☐	Vote WITHHELD from all nominees

(INSTRUCTIONS: To withhold authority to vote for any Indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	RATIFICATION OF THE REAPPOINTMENT OF SCHECHTER DOKKEN KANTER ANDREWS & SELCER LTD. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING AUGUST 30, 2009.	☐ For	☐ Against	☐ Abstain
IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.
     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1) AND (2) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND “FOR” EACH NOMINEE AND “FOR” EACH PROPOSAL IF NO SPECIFICATION IS MADE.

Dated:

Signature(s) in Box
Note: Please sign name(s) exactly as shown at left. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.